Exhibit 99.1

RealD Announces the Election of Digital Media Industry Veteran Dave Habiger to its Board of Directors

LOS ANGELES (August 1, 2011) - RealD Inc. (NYSE: RLD), a leading global licensor of 3D technologies, today announced the election of Dave Habiger to RealD’s Board of Directors.  A proven leader with nearly 20 years of experience in the Digital Media industry, Habiger has spent most of his career at Sonic Solutions, where he served as President and Chief Executive Officer until its acquisition by Rovi Corporation in February 2011.

Michael V. Lewis, Chairman and Chief Executive Officer of RealD commented, “Dave’s successful tenure at Sonic Solutions spanned nearly two decades, establishing him as a first hand participant in the digital media transformation that enabled the distribution of motion pictures and television shows via the Internet and consumer electronics devices.  I am confident that Dave’s pioneering achievements in the digital media industry and experience collaborating with Hollywood Studios and consumer electronics manufacturers will make him a valuable strategic contributor to RealD’s Board of Directors.”

“As the leading global licensor of premium 3D technology, RealD is poised to benefit from the acceleration in 3D content development and growing consumer demand for RealD’s unique and immersive visual experience worldwide,” commented Habiger. “I look forward to working with Michael, the other members of RealD’s Board of Directors as well as RealD’s senior management team, during this exciting time in the Company’s history.”

Habiger currently serves as Chief Executive Officer of NDS Group Ltd., a leading provider of technology solutions for digital pay-TV.   He has spent most of his career at Sonic Solutions beginning in its early stages in 1993.  During an 18-year tenure at Sonic Solutions, Habiger held a variety of increasingly responsible leadership roles including President and Chief Operating Officer as well as general manager of the company’s largest division.

He is currently a member of the Silicon Valley Leadership Group and the National Association of Corporate Directors. Habiger received a bachelor’s degree in business administration from St. Norbert College and an MBA from the University of Chicago.

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking information and statements, including but not limited to: statements concerning anticipated future financial and operating performance; RealD’s ability to continue to derive substantial revenue from the licensing of RealD’s 3D technologies for use in the motion picture industry, as well as RealD’s ability to generate substantial revenue from the licensing of RealD’s 3D technologies for use in the 3D consumer electronics market; 3D motion picture releases and conversions scheduled for 2010 and 2011; our ability to supply our solutions to our customers on a timely basis; the progress, timing and amount of expenses associated with RealD’s research and development activities; market and industry trends, including growth in 3D content; and RealD’s projected operating results. These statements are based on our management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements.  The company’s quarterly report on Form 10-Q for the three months ended December 24, 2010 includes a more detailed discussion of the risks and uncertainties that may cause that could cause actual results to differ materially from the results discussed in the forward-looking statements.

RealD undertakes no obligation to update publicly the information contained in this press release, or any forward-looking statements, to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

About RealD Inc.

RealD is a leading global licensor of 3D technologies. RealD’s extensive intellectual property portfolio is used in applications that enable a premium 3D viewing experience in the theater, the home and elsewhere. RealD licenses its RealD Cinema Systems to motion picture exhibitors that show 3D motion pictures and alternative 3D content. RealD also provides its RealD Display, active and passive eyewear, and RealD Format technologies to consumer electronics manufacturers and content producers and distributors to enable the delivery and viewing of 3D content.  RealD’s cutting-edge 3D technologies have been used for applications such as piloting the Mars Rover.

RealD was founded in 2003 and has offices in Beverly Hills, California; Boulder, Colorado; London, United Kingdom; Shanghai, China; Hong Kong; and Tokyo, Japan. For more information, please visit our website at www.reald.com.

© 2011 RealD Inc.  All Rights Reserved.

Investor Contact:

Erik Randerson, CFA

424-702-4317

eranderson@reald.com

Media Contact:

Rick Heineman

310-385-4020

rheineman@reald.com